UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2008

TraceGuard Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-50329	98-0370398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Madison Avenue, 9th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 401-5969

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
□	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On July 27, 2008, TraceGuard Technologies, Inc. (the “Company”) entered into subscription agreements with three individual subscribers, pursuant to which the Company agreed to sell an aggregate of 1,600,000 “Units” in an offshore private placement (the “Offering”). Each Unit is comprised of one share of common stock, par value $.001 per share (“Common Stock”), and one warrant (the “Warrant”) to purchase one share of Common Stock with an exercise price of $0.80 and a term of exercise of 3 years. In the aggregate, the Offering involves the sale of 1,600,000 shares of Common Stock and Warrants to purchase 1,600,000 shares of Common Stock. Each Unit will be issued for a purchase price of $0.15 and the gross proceeds from the Offering will be approximately $240,000, before deduction of transaction expenses. The Warrants may be cashlessly exercised by the holder.

In connection with one subscription agreement, pursuant to which the subscriber purchased 1,000,000 Units for an aggregate purchase price of $150,000, the purchase price is payable in two installments: the first installment of $75,000 was due and was paid upon acceptance of the subscription by the Company on July 27, 2008 and the second installment of $75,000 is payable on or before July 31, 2008. The other two subscription agreements required that the full purchase price be paid upon acceptance of the subscription by the Company on July 27, 2008, and all such amounts have been paid. The form of the subscription agreements and the form of the Warrant used in the Offering are included as exhibits to this Form 8-K.

The aforementioned securities were issued without registration in reliance upon the exemption afforded by the provisions of Regulation S, as promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, based on the fact that, at the time of the offer and sale of such securities to each subscriber, such subscriber was not inside the U.S., and in reliance on such subscriber’s representations that such subscriber was not a “U.S. person” (as defined in Regulation S) and such subscriber was not acquiring the securities for the account or benefit of any U.S. person. In addition, the securities bear a Regulation S restrictive legend.

The information contained in this Form 8-K does not constitute an offer of any securities for sale. In addition, the securities issued or issuable in the transactions described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On July 27, 2008, the Company received notice from David Ben-Yair, the Chief Financial Officer of the Company, that Mr. Ben-Yair is resigning from his position with the Company effective as of September 14, 2008. The Company and Mr. Ben-Yair expect to enter into a consulting arrangement for a period of time following the effective date of his resignation, the terms of which have not yet been determined.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Form of Subscription Agreement between TraceGuard Technologies, Inc. and Subscriber.

10.2	Form of Subscription Agreement between TraceGuard Technologies, Inc. and Subscriber.

10.3	Form of Warrant to Purchase Common Stock of TraceGuard Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2008

TRACEGUARD TECHNOLOGIES, INC.

By: /s/ David Ben-Yair
Name: David Ben-Yair
Title: Chief Financial Officer